Exhibit 10.6

QUALITY DISTRIBUTION, INC.

2003 RESTRICTED STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is dated as of the date set forth on the signature page hereto between QUALITY DISTRIBUTION, INC., a Florida corporation (the “Corporation”), and the grantee named on the signature page hereto (the “Grantee”).

Pursuant to the Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan, as now or hereafter amended, restated, supplemented or otherwise modified from time-to-time (the “Plan”), the Corporation has granted to the Grantee, effective as of the date set forth on the signature page hereto (the “Award Date”), a right to participate in the Plan, upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. The Plan. The Restricted Stock Award (as defined herein) and all rights of the Grantee with respect thereto are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to the Restricted Stock Award. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Restricted Stock Award. Subject to the terms, conditions and restrictions of this Agreement, the Corporation grants to the Grantee as of the Award Date the number of shares of Common Stock (the “Restricted Stock Award”) set forth on the signature page hereto.

3. Vesting. Unless accelerated in the sole discretion of the Administrator or as otherwise provided in the Plan, the Restricted Stock Award granted under the Plan will vest fully as set forth on the signature page hereto.

4. Continuance of Employment. The vesting of Restricted Stock Awards requires continued employment or service of the Grantee with the Corporation or an entity within the Company through and including each applicable Vesting Date as a condition to the vesting of the applicable installment of the Restricted Stock Award and the rights and benefits under this Agreement. Partial employment or service, even if substantial, during any vesting period will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation or an entity within the Company, affects the Grantee’s status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or provide service to the Corporation or an entity within the Company, interferes in any way with the right of the Corporation or an entity within the Company at any time to terminate such employment or service, or affects the right of the Corporation or an entity within the Company to increase or decrease the Grantee’s other compensation or benefits.

Nothing in this paragraph is intended to adversely affect any independent contractual right of the Grantee without his or her consent thereto.

5. Dividend and Voting Rights. The Grantee shall be entitled to cash dividends and voting rights with record dates after the Award Date with respect to the Restricted Stock Award even though such shares are not vested, provided that such rights shall terminate immediately as to any such shares that are forfeited under the terms of this Agreement or the Plan.

6. Restrictions on Transfer. Prior to the time that they have vested, neither the shares of Common Stock making up the Restricted Stock Award, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, and any attempt to consummate, or any agreement to effectuate, any of the foregoing shall have no effect. The transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Corporation, or (ii) transfers by will or the laws of descent and distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee.

7. Stock Certificates.

(a) Book Entry Form. The Corporation may issue the shares of Common Stock making up the Restricted Stock Award in book entry form, registered in the name of the Grantee with notations regarding applicable restrictions on transfer.

(b) Certificates to be Held by Corporation. Any certificates representing Common Stock making up the Restricted Stock Award that may be issued shall be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder.

(c) Delivery of Certificates Upon Vesting. As soon as practicable following the request of Grantee therefor after the lapse or other release of restrictions, the Corporation shall either remove the notations on any shares of Common Stock as to which the restrictions have lapsed or been released (or such lesser number of shares as may be permitted pursuant to Section 8.5 of the Plan) and that have been issued in book entry form or the Corporation shall deliver to the Grantee (or other person entitled under the Plan to receive the shares) a certificate or certificates (or shall deliver the shares of Common Stock electronically by DWAC or similar method) evidencing the number of shares of Common Stock as to which the restrictions have lapsed or been released (or such lesser number as may be permitted pursuant to Section 8.5 of the Plan). The Grantee or such other person shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The shares so delivered shall no longer be restricted shares hereunder.

8. Effect of Termination of Employment.

(a) Forfeiture after Certain Events. Except as provided in Section 7.2 of the Plan and Section 9 hereof, the Grantee’s shares of Common Stock shall be forfeited to the extent such shares have not become vested upon the date the Grantee is no longer employed by the Corporation or an entity within the Company for any reason (the “Termination Date”), whether with or without Cause, voluntarily or involuntarily. Failure to stand for election or be elected to the Board of Directors whether voluntary or involuntary, shall constitute a termination of service and have the same effect as if Grantee is no longer employed by the Corporation or an entity within the Company for any reason (unless the Grantee is otherwise employed by the Corporation or an entity within the Company). Without implication that the contrary would otherwise be true, the Administrator shall have the power to deem the employment of Grantee with the Corporation or an entity within the Company to be terminated for Cause after the date of such termination, and regardless of the deemed nature of such termination as of the date of termination, if it subsequently obtains knowledge of facts and circumstances that constitute Cause in the discretion of the Administrator. If an entity ceases to be a Subsidiary, such action shall be deemed to be a termination of employment of all employees of that entity, but the Administrator, in its sole and absolute discretion, may make provision in such circumstances for accelerated vesting of some or all of the remaining restricted shares under any Restricted Stock Awards held by such employees, effective immediately prior to such event.

(b) Return of Shares. Upon the occurrence of any forfeiture of shares of Common Stock making up the Restricted Stock Award hereunder, such unvested, forfeited shares shall, without payment of any consideration by the Corporation for such transfer, be automatically transferred to the Corporation, without any other action by the Grantee, or the Grantee’s Beneficiary or Personal Representative, as the case may be. The Corporation may take any action necessary or advisable to evidence such transfer. The Grantee, or the Grantee’s Beneficiary or Personal Representative, as the case may be, shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares to the Corporation.

(c) Repurchase Right of the Corporation. In the event that the Grantee’s employment with the Corporation or any entity of the Company is terminated for Cause, then the Corporation shall have the right (but not the obligation) to repurchase, and the Grantee shall have the obligation to sell, all shares of Common Stock making up the Restricted Stock Award that were vested on the Termination Date. The Corporation shall repurchase such shares from the Grantee pursuant to this Section 8(c) at a per share price equal to the lesser of (i) the fair market value of such shares on the Termination Date or (ii) the actual, per share, cash consideration paid, if any, by the Grantee to the Corporation for such shares. The Corporation and the Grantee shall consummate such repurchase as promptly as practicable, and the Grantee shall take all actions reasonably requested by the Corporation in connection therewith.

9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments if appropriate in the number and kind of securities that may become vested under a Restricted Stock Award. If any adjustment shall be made under Section 7.1 of the Plan or a Change in Control Event shall occur and the shares of Restricted Stock are not fully vested upon such Change in Control Event or prior thereto, the restrictions applicable to such shares of Common Stock shall continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Common Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Common Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Common Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Common Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

10. Tax Withholding. The Corporation (or the entity within the Company last employing the Grantee) shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Common Stock. Alternatively, the Grantee or other person in whom the Common Stock vests may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.5 of the Plan and rules established by the Administrator, to have the Corporation (or the entity within the Company last employing the Grantee) withhold and reacquire shares of Common Stock at their fair market value at the time of vesting to satisfy any withholding obligations of the Company with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Administrator, as the Administrator may impose, and shall not be available if the Grantee makes or has made an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award.

11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Corporate Secretary and to the Grantee at the address given beneath the Grantee’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

13. Grantee’s Undertaking. The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Administrator may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement and the Plan.

14. Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether in the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. In furtherance of the foregoing, the internal law of the State of Florida will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

15. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement, including the terms set forth below, to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first below written.

Date:

Restricted Stock Award:	*** *** shares.

Award Date:

Vesting Schedule:	% on December 31 of each year beginning December 31, ****.

QUALITY DISTRIBUTION, INC.

By:
Name:
Title:

GRANTEE

Signature

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